EXHIBIT 99.1
                                                                    ------------

                             U. S. GOLD CORPORATION

                              N E W S R E L E A S E

          2201 Kipling Street, Suite 100, Lakewood, Colorado 80215-1545
                       (303) 238-1438 FAX: (303) 238-1724

                   U.S. GOLD CORPORATION SUBSIDIARY IN MEXICO
                   DRILLS HIGH-GRADE GOLD; U.S GOLD INCREASES
                      EQUITY INTEREST IN MEXICAN SUBSIDIARY

Denver, CO.-October 9, 2003 - U.S. Gold Corporation (OTC BB: USGL; Berlin
Exchange: US 8) reported today the results of the first phase of exploration drilling carried out by its 40% owned subsidiary, Gold Resource Corporation, in Mexico. Gold Resource Corporation, a private Colorado corporation, is exploring its El Aguila property in the state of Oaxaca, Mexico. Canyon Resources Corporation (AMEX:CAU) is funding the exploration program (announced in USGL's August 18, 2003 press release) and can earn a 50% interest in the property by funding $3.5 million in exploration and development expenditures.

Thirty-one (31) reverse circulation holes, mostly angle holes but some vertical, totaling 1,820 meters (approximately 6,000 feet), were drilled. Eleven (11) holes intersected high-grade gold values greater than 3.5 grams/tonne (0.10 ounces gold/ton) with the highest individual sample assaying 38.80 grams/tonne (1.13 ounces gold/ton) over 2 meters (6.6 feet). The drill holes with high-grade intercepts are listed in the table below. Five (5) holes intersected grades between 1.25 grams/tonne (0.04 ounces of gold/ton) and 3.49 grams/tonne (0.099 ounces gold/ton) over minable widths. All but one of the remaining fifteen holes intersected significant lengths of lower-grade and/or anomalous gold values.

   Hole #       Interval Starting at    Interval Length               Gold                           Silver
-------------   --------------------   ------------------   ---------------------------    ----------------------------
   (ORC)           Meters  (Feet)      Meters    (Feet)     Grams/Tonne   (Ounces/Ton)      Grams/Tonne  (Ounces/Ton)
-------------   --------------------   ------------------   ---------------------------    ----------------------------
    301             40     (131)         16        (52)        6.56           0.19               23          (0.7)
-------------   --------------------   ------------------   ---------------------------    ----------------------------
    302             30      (98)          6        (20)       16.65          (0.49)             112          (3.3)
-------------   --------------------   ------------------   ---------------------------    ----------------------------
    303             22      (72)          6        (20)       18.79          (0.55)             133          (3.9)
-------------   --------------------   ------------------   ---------------------------    ----------------------------
    306              4      (13)          4        (13)       14.58          (0.43)              74          (2.2)
-------------   --------------------   ------------------   ---------------------------    ----------------------------
    and             24      (79)          6        (20)        8.99          (0.26)              76          (2.2)
-------------   --------------------   ------------------   ---------------------------    ----------------------------
    307             18      (59)          4        (13)        3.91          (0.11)              84          (2.5)
-------------   --------------------   ------------------   ---------------------------    ----------------------------
    and             26      (85)          2         (6)        3.69          (0.11)              70          (2.0)
-------------   --------------------   ------------------   ---------------------------    ----------------------------
    309             56     (184)          2         (6)        3.79          (0.11)              37          (1.1)
-------------   --------------------   ------------------   ---------------------------    ----------------------------
    311             16      (52)          2         (6)        4.53          (0.13)              25          (0.7)
-------------   --------------------   ------------------   ---------------------------    ----------------------------
    314              6      (20)          2         (6)        6.89          (0.20)              69          (2.0)
-------------   --------------------   ------------------   ---------------------------    ----------------------------
    326              2       (6)          4        (13)        3.84          (0.11)              83          (2.4)
-------------   --------------------   ------------------   ---------------------------    ----------------------------
    327              8      (26)          8        (26)        3.54          (0.10)             136          (4.0)
-------------   --------------------   ------------------   ---------------------------    ----------------------------
    327A            12      (39)          8        (26)        3.97          (0.12)              78          (2.3)
-------------   --------------------   ------------------   ---------------------------    ----------------------------

These results show continuity of high-grade gold mineralization in a shallow, sub-horizontal silica "manto" that had previously shown high-grade values from sampling on the surface and in shallow underground workings.

                            (Continued on next page.)

Preliminary metallurgical tests from previous samples have resulted in 94% to 99% recovery of the gold and 89% to 91% recovery of the silver in simple cyanide "bottle-roll" leach tests.

In addition, U.S. Gold announced that it has increased its equity interest in Gold Resource Corporation to 40% having issued 672,528 shares (at $0.54/share) of U.S Gold restricted stock to an unrelated third party in return for that party's 13% ownership in Gold Resource Corporation.

"These impressive results from our first round of drilling bode well for the property, especially when one considers that these values may be amenable to open pit mining and the metallurgical recovery could be greater than 94% of the gold. In addition, geologically speaking, this rhyolitic dome field system is quite large and may contain multiple areas of mineralization. U.S. Gold's equity interest in Gold Resource Corporation is providing U.S. Gold the opportunity to participate in a second gold mining property," said William W. Reid, president of U.S. Gold and Gold Resource Corporation.

U.S. Gold Corporation is celebrating its 26th year in business and holds a 45% interest in the Tonkin Springs gold mine property in Eureka County, Nevada, which is being developed under a joint venture with BacTech Enviromet Corporation (TSX:YBA). BacTech is providing $12 million of development funding under an agreement effective July 31, 2003.

THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A "SAFE HARBOR" FOR CERTAIN FORWARD-LOOKING STATEMENTS. OPERATING, EXPLORATION AND FINANCIAL DATA, AND OTHER STATEMENTS IN THIS PRESS RELEASE ARE BASED ON INFORMATION THAT THE COMPANY BELIEVES REASONABLE, BUT INVOLVE SIGNIFICANT UNCERTAINTIES AS TO FUTURE GOLD PRICES, COSTS, ORE GRADES, MINING AND PROCESSING CONDITIONS, AND REGULATORY AND PERMITTING MATTERS. ACTUAL RESULTS AND TIMETABLES COULD VERY SIGNIFICANTLY.